NEWS: For Immediate Release

Contact: John B. Connerton, Senior Vice President and Chief Financial Officer

phone: (716) 926-2000email: jconner@evansbank.com

Deborah K. Pawlowski, Kei Advisors

phone: (716) 843-3908email: dpawlowski@keiadvisors.com

Evans Bancorp, Inc. Names Michael A. Battle to its Board of Directors

Hamburg, N.Y., July 14, 2016 (GLOBE NEWSWIRE) -- Evans Bancorp, Inc. (the "Company") (NYSE MKT: EVBN) a community financial services company serving Western New York, announced that it has named Michael A. Battle to its Board of Directors, filling the vacancy left by the December 2015 retirement of Kenneth C. Kirst.

Mr. Battle is a partner of Barnes & Thornburg LLP in Washington, D.C. and a member of the firm’s litigation department. His primary practice focuses on commercial and civil litigation, white collar criminal matters, and appeals.

Mr. Battle has extensive legal experience in both public service and private practice. As a director of the Executive Office for United States Attorneys, he provided administrative oversight for all 93 U.S. Attorneys and served as a liaison between the Department of Justice and other federal agencies. As a U.S.  Attorney for the Western District of New York, Mr. Battle was the chief federal law enforcement officer for 17 counties in Western New York and participated in the Attorney General’s subcommittee on civil rights, U.S. sentencing guidelines, and white collar fraud. He also served as a judge for Erie County Family Court in Buffalo, N.Y.

In private practice, Mr. Battle has provided counsel on numerous cases involving the Foreign Corrupt Practices Act, Healthcare Fraud, the False Claims Act, and disadvantaged business regulatory violations, in addition to his current focus.

"We’re excited to welcome an executive of Michael’s caliber to Evans,” said John R. O’Brien, Chairman of Evans Bancorp, Inc.’s Board of Directors. “He adds an additional and unique skill set to our already talented board.”

Mr. Battle holds a Juris Doctor degree from the State University of New York at Buffalo Law School and a Bachelor of Arts degree from Ithaca College. He is admitted to practice law in the state of New York, District of Columbia, United States Supreme Court, the U.S. Court of Appeals for the Second Circuit, and the United States District Courts for Western and Southern New York.

"Michael’s wide-ranging experience in governance and extensive knowledge of Buffalo and Western New York will add tremendous value and talent to our board and immediately make an impact on the advancement of our organization,” said David J. Nasca, President and CEO of Evans Bancorp, Inc.

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $990 million in assets and $849 million in deposits at March 31, 2016.  Evans is a full-service community bank, with 14 branches, providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds. Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings.  These statements are not historical facts or guarantees of future performance, events or results.  There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies.  These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

###